                                                                   EXHIBIT 10.01

                              CERIDIAN CORPORATION
                            EXECUTIVE INVESTMENT PLAN

                         THIRD DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Executive Investment Plan, the undersigned hereby amends the Plan in the manner described below.

1.       Section 1.1 of the Plan is amended to read as follows:

         1.1.     PLAN NAME.

                  The name of the Plan is the "Ceridian Corporation Deferred Compensation Plan."

2. Section 3.4 of the Plan is amended by adding a new Subsection (j) which reads as follows:

         (j) Company Stock Fund. Effective as of August 1, 2001, the Company Stock Fund will be one of the designated investment funds under Subsection (a). This subsection contains special rules applicable to the Company Stock Fund. Unless otherwise expressly provided in this subsection, the Company Stock Fund is subject to all of the provisions of the Plan applicable to other designated investment funds including, without limitation, the other subsections of this section.

                  (i) Description. The Company Stock Fund will be deemed to be invested in shares of common stock issued by the Company ("Company Stock").

                  (ii) Eligibility. To be eligible to direct to have his or her Account deemed to be invested in the Company Stock Fund, a Participant must be an Employee Participant who is either covered by the Company's executive stock ownership guidelines or selected by the Compensation and Human Resources Committee of the Company's Board. A Participant who is selected by the Compensation and Human Resources Committee of the Company's Board will be eligible to direct to have his or her Account deemed to be invested in the Company Stock Fund effective as of a date specified in a written notice provided to the Participant by the Administrator.

                  (iii) Deemed Investments. All deemed investments in the Company Stock Fund, whether pursuant to Subsection
                           (b), (c) or (d), will be effective as of the first day of the calendar month that first follows by at least 10 days (or such shorter period as Plan Rules may allow) the date on which (1) the Administrator receives the direction from the Participant or (2) in the case of such a direction pursuant to Subsection
                           (b) relating to amounts credited to the Participant's Account after the effective date of the direction pursuant to Subsection (b) and before the effective date of a change in the direction pursuant to Subsection (c), the date as of which the amounts are credited to the Participant's Account. Deemed investments in the Company Stock Fund will be reflected in full and fractional shares of Company Stock. The conversion of dollar denominated credits into shares in connection with any deemed investment in the Company Stock Fund will be made by dividing the dollar amount of the deemed investment by the "Price per Share," as defined in clause (viii), on the effective date of the deemed investment.

                  (iv) Company Stock Premium. A Participant who makes a deemed investment in the Company Stock Fund is entitled to an additional credit in an amount equal to 15 percent of the dollar value of the Participant's deemed investment (the "Company Stock Premium"). The dollar value of the Company Stock Premium will be converted into full and fractional shares of Company Stock in accordance with clause
                           (iii) and the shares will be credited to the Participant's Account within the Company Stock Fund as of the effective date of the deemed investment to which the Company Stock Premium relates.

                  (v) Vesting of Company Stock Premium. A Participant will acquire a fully vested nonforfeitable right to any Company Stock Premium credited to his or her Account as of a date within a Plan Year on the first to occur of the following dates (the "Vesting Date"), provided that the Participant remains continuously employed with the Company and its Affiliates from the date as of which the Company Stock Premium is credited to his or her Account through the Vesting Date:

                           (1) the last day of the "Applicable Vesting Period," as defined in clause (viii);

                           (2) the effective date of a "Change of Control," as defined in clause (viii);

                           (3)      the date of the Participant's death; or

                           (4)      the effective date of the Participant's
                                    Disability.

                           If a Participant's Severance occurs prior to the Vesting Date with respect to any Company Stock Premium, the Company Stock Premium (and any additional shares credited to the Participant's Account in accordance with clause (vii) reflecting dividends attributable to the Company Stock Premium) will be permanently and completely forfeited as of his or her Severance date and the Participant will have no right to the forfeited amounts.

                  (vi) Transfer Restrictions. A Participant may not direct a transfer out of the Company Stock Fund pursuant to Subsection (d) at any time.

                  (vii) Dividends. If the Company pays dividends on Company Stock, Accounts that are deemed to be invested in the Company Stock Fund will be adjusted to reflect the dividend in accordance with Plan Rules.

                  (viii)   Special Definitions.

                           (1) Applicable Vesting Period. The "Applicable Vesting Period" with respect to any Company Stock Premium credited to a Participant's Account as of a date within a given Plan Year is the period that starts on the first day of the Plan Year during which the Company Stock Premium is credited to the Participant's Account and ends on the last day of the second following Plan Year. For example, the Applicable Vesting Period for a Company Stock Premium credited to a Participant's Account as of a date during the 2002 Plan Year begins on January 1, 2002 and ends on December 31, 2004.

                           (2) Change of Control. "Change of Control" means any of the following:

                                    (A)      a merger or consolidation to which
                                             Company is a party if the
                                             individuals and entities who were
                                             stockholders of Company immediately
                                             prior to the effective date of such
                                             merger or consolidation have
                                             beneficial ownership (as defined in
                                             Rule 13d-3 under the Securities
                                             Exchange Act of 1934) of less than
                                             50 percent of the total combined
                                             voting power for election of
                                             directors of the surviving
                                             corporation immediately following
                                             the effective date of such merger
                                             or consolidation; or

                                    (B)      the direct or indirect beneficial
                                             ownership (as defined in Rule 13d-3
                                             under the Securities Exchange Act
                                             of 1934) in the aggregate of
                                             securities of Company representing
                                             25 percent or more of the total
                                             combined voting power of Company's
                                             then issued and outstanding
                                             securities by any person or entity,
                                             or group of associated persons or
                                             entities acting in concert;
                                             provided, however, that for
                                             purposes of this subsection, the
                                             following acquisitions will not
                                             constitute a Change of Control: (I)
                                             any acquisition by the Company or
                                             (II) any acquisition by any
                                             employee benefit plan (or related
                                             trust) sponsored or maintained by
                                             Company or any Affiliate; or

                                    (C)      the sale of the properties and
                                             assets of Company, substantially as
                                             an entirety, to any person or
                                             entity which is not a wholly-owned
                                             subsidiary of Company; or

                                    (D)      the stockholders of Company approve
                                             any plan or proposal for the
                                             liquidation of Company; or

                                    (E)      a change in the composition of the
                                             Board at any time during any
                                             consecutive 24 month period such
                                             that the "Continuity Directors"
                                             cease for any reason to constitute
                                             at least a 70 percent majority of
                                             the Company's Board. For purposes
                                             of this clause, "Continuity
                                             Directors" means those members of
                                             the Company's Board who either (I)
                                             were directors at the beginning of
                                             such consecutive 24 month period,
                                             or (II) were elected by, or on the
                                             nomination or recommendation of, at
                                             least a two-thirds majority of the
                                             then-existing Company Board; or

                                    (F)      such other event or transaction as
                                             the Company's Board determines
                                             constitutes a Change of Control.

                           (3) Price per Share. The "Price per Share" on a given date is the closing market price per share of Company Stock at the end of the regular trading session on the last business day of the calendar month immediately preceding the date in question as reported on the New York Stock Exchange Composite Tape on that day (or if no shares of Company Stock were traded or quoted on that day, as of the next preceding day on which shares of Company Stock were traded or quoted). For example, the Price per Share for a transaction that is effective on September 1, 2001 is the closing market price per share of Company Stock at the end of the regular trading session (i.e., 4:00 p.m. New York City time) on August 31, 2001 as reported on the New York Stock Exchange Composite Tape on August 31, 2001.

3. Section 4.1 of the Plan is amended by adding a new Subsection (e) which reads as follows:

         (e) No Distributions From Company Stock Fund. A Participant is not entitled to receive a distribution pursuant to this section of any portion of his or her Account that is deemed to be invested in the Company Stock Fund pursuant to Section 3.4(j). Accordingly, in connection with any distribution made to a Participant pursuant to this section, the portion of the Participant's Account that is deemed to be invested in the Company Stock Fund will be disregarded.

4. Section 4.2(b) of the Plan is amended by adding a new clause (iii) which reads as follows:

         (iii) Company Stock. To the extent that a Participant's Account is deemed to be invested in whole shares of Company Stock, as defined in Section 3.4(j)(i), at the time of a distribution to the Participant pursuant to this section, the distribution will be made to the Participant in whole shares of Company Stock. Any fractional share will be valued based on the Price per Share, as defined in Section 3.4(j)(viii), on the date of the distribution and the value of the fractional share will be distributed to the Participant in cash.

5.       Section 4.3(b) of the Plan is amended to read as follows:

         (b) Form. Distribution to the Participant's Beneficiary will be made in the form of a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. The distribution will be made in the form of cash except that to the extent that the Participant's Account is deemed to be invested in whole shares of Company Stock, as defined in Section 3.4(j)(i), at the time of the distribution, the distribution will be made to the Beneficiary in whole shares of Company Stock. Any fractional share will be valued based on the Price per Share, as defined in Section 3.4(j)(viii), on the date of the distribution and the value of the fractional share will be distributed to the Beneficiary in cash.

The foregoing amendments are effective as of August 1, 2001.

The undersigned has caused this instrument to be executed by its duly authorized officers this 26th day of July, 2001.

                                          CERIDIAN CORPORATION


Attest: /s/ William E. McDonald           By /s/ Shirley J. Hughes
        -----------------------              ---------------------
           Deputy Secretary                  Senior Vice President